CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 to TANAKA Funds, Inc. Registration Statement on Form N-1A (file No. 33-47207), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

___/s/_________________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

November 29, 1999